Exhibit 24.4

PP IV MOUNTAIN PASS INC.
REGISTRATION STATEMENT ON FORM S-4
POWER OF ATTORNEY
Each of the undersigned directors and officers of PP IV Mountain Pass Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of Mark A. Smith, John F. Ashburn, Jr., James S. Allen and John L. Burba, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file (i) a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with respect to the registration under the Securities Act of 1933 (the “Securities Act”) of the Company’s guarantee of the debt securities of Molycorp, Inc. (the “Registrant”) in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462 of the Securities Act, and (ii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 21st day of November, 2012.

Signature	Title

/s/ Mark A. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)
Mark A. Smith

/s/ Michael F. Doolan	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
Michael F. Doolan

/s/ John L. Burba	Director
John L. Burba